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                                                                  EXHIBIT 3.2

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                            ------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "SANMINA CORPORATION", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF JANUARY, A.D. 1996, AT 4:30 O'CLOCK P.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                            [STATE OF DELAWARE SEAL]

                                                /s/ Edward J. Freel
                                                -------------------------------
                                    [SEAL]      Edward J. Freel,
                                                Secretary of State


                                               AUTHENTICATION:   7819573
2195845 8100
960031438                                                DATE:   02-07-96

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            RESTATEMENT OF THE RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               SANMINA CORPORATION


         Sanmina Corporation (formerly known as Sanmina Holdings, Inc.), a corporation organized and existing under the laws of the State of Delaware, hereby certifies that:

         1. The name of the corporation is Sanmina Corporation. Sanmina Corporation was originally incorporated under the name of Sanmina Holdings, Inc., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 9, 1989.

         2. This Certificate restates and amends the provisions of the Restated Certificate of Incorporation of Sanmina Corporation to read as set forth in Exhibit A attached to this Certificate.

         3. This restatement and amendment of the Restated Certificate of Incorporation of Sanmina Corporation has been duly adopted by the Board of Directors of Sanmina Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and by the holders of each class of outstanding stock entitled to vote thereon as a class at an annual stockholders meeting called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Sanmina Corporation has caused this Certificate of Restatement of the Restated Certificate of Incorporation to be signed by Jure Sola, its President, and attested by Christopher D. Mitchell, its Assistant Secretary, this 31st day of January 1996.


                                             SANMINA CORPORATION


                                             By: /s/ Jure Sola
                                                 --------------------------
                                                    Jure Sola, President

ATTEST:


/s/ Christopher D. Mitchell
--------------------------------------
Christopher D. Mitchell, Assistant
 Secretary
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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               SANMINA CORPORATION




         1. The name of this corporation is Sanmina Corporation (the "Corporation").

         2. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at such address is The Corporation Trust Company.

         3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The Corporation is authorized to issue two classes of capital stock:
Preferred Stock, $0.01 par value per share, and Common Stock, $0.01 par value per share. The total number of shares of Preferred Stock which the Corporation shall have the authority to issue is 5,000,000 all of which are undesignated series of preferred stock ("Blanket Preferred"). The total number of shares of Common Stock which the Corporation shall have the authority to issue is 75,000,000.

                  The Blanket Preferred may be issued from time to time in one or more series. The Board of Directors of this corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Blanket Preferred, and or within the limitations or restrictions stated in any resolution(s) of the Board of Directors originally fixing the number of shares of Blanket Preferred constituting any series, to increase or decrease (but not below the number of any such series of Blanket Preferred than outstanding) the number of shares of such series of Blanket Preferred subsequent to the issue of shares of that series of Blanket Preferred, to determine the designation of any series and to fix the number of shares of any series of Blanket Preferred.

         5. The Corporation is to have perpetual existence.

         The relative rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of shares of capital stock or holders thereof are as set forth below.

         SECTION 1.  Common Stock.

                  (a) Rights and Privileges; No Preemptive Rights. Except as otherwise expressly provided in this Restated Certificate of Incorporation, all outstanding shares of Common Stock shall entitle the holders thereof to the same rights and privileges. The holders of shares of Common Stock
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shall have no preemptive or preferential rights of subscription to any shares of any class of capital stock of the Corporation.

                  (b) Dividends and Distributions. When, as and if dividends or distributions are declared on outstanding shares of Common Stock, whether payable in cash, in property or in securities of the Corporation, the holders of outstanding shares of Common Stock shall be entitled to share equally, share for share, in such dividends and distributions.

                  (c) Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of outstanding shares of Common Stock shall be entitled to share equally, share for share, in the assets of the Corporation to be distributed among the holders of shares of the Common Stock.

                  (d)      Voting Rights.

                           (1) The holders of outstanding shares of Common Stock
shall have the right to vote on the election and removal of all of the members of the Board of Directors of the Corporation and on all other matters to be voted on by the stockholders of the Corporation.

                           (2) At every meeting with respect to matters on which
the holders of outstanding shares of Common Stock are entitled to vote, the holders of outstanding shares of Common Stock shall be entitled to one vote per share.

         SECTION 2. Director's Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing contained herein shall eliminate or limit the liability of a director of the Corporation to the extent provided for by the applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for authorizing the payment of a dividend or repurchase of stock, or (iv) for any transaction from which the director derived an improper personal benefit. The limitation of liability provided herein shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director's term or terms of office.

         SECTION 3.  Management of the Affairs of the Corporation.

                  (a) The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all the powers of the Corporation and do all such lawful acts and things that are not conferred upon or reserved to the stockholders by law, by this Certificate of Incorporation or by the By-laws of the Corporation.

                  (b) Election of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.


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                  (c) Except as may be otherwise expressly provided in the
By-laws of the Corporation, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

         SECTION 4. Amendments. No amendment to this Restated Certificate of Incorporation may be made unless it shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

         SECTION 5. Private Property. The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

         SECTION 6. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for or to the contrary herein shall be vested in the Common Stock.


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